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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by the reference in this Registration Statement of Cox Communications, Inc. on Form S-3 of our report dated February 10, 1999 (March 18, 1999 as to Note 18), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP
Atlanta, Georgia
July 9, 1999